UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Determinations for Named Executive Officers.

On December 9, 2009, the Compensation Committee of the Board of Directors of Regions Financial Corporation (“Regions”) took actions to implement a compensation structure designed to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance. As required by the TARP Standards, Regions will not pay cash bonuses for 2009 to its named executive officers (other than minimum amounts required by binding contracts). In addition, the Compensation Committee determined that Regions will not pay any TARP-permitted long-term restricted stock bonuses for 2009 to its named executive officers.

As contemplated by the TARP Standards, the Compensation Committee established annual rates of so-called salary stock for the named executive officers as follows: $3,320,000 for C. Dowd Ritter, Chairman and Chief Executive Officer, $820,000 for Irene M. Esteves, Senior Executive Vice President and Chief Financial Officer, $1,520,000 for O.B. Grayson Hall, Jr., President and Chief Operating Officer (increasing to $1,800,000 for 2010 to reflect increased responsibilities due to his recent promotion), $520,000 for David B. Edmonds, Senior Executive Vice President and Head of Human Resources Group, and $520,000 for William C. Wells, II, Senior Executive Vice President, Chief Risk Officer and Head of Risk Management Group. These salary stock unit rates will be prorated to reflect an effective date of July 1, 2009, except for Ms. Esteves, whose salary stock unit rate will be effective January 1, 2010. The salary stock will be granted in the form of restricted stock units, with units granted in 2009 being payable in cash in two equal annual installments on July 1, 2010 and January 1, 2011 and units granted in 2010 being payable in two equal annual installments, on January 1, 2011 and January 1, 2012. The form of 2009-2010 Annual Salary Stock Unit Award Agreement, which governs the payment of salary stock units is attached hereto as Exhibit 10.1. In addition, the Compensation Committee also approved a cash salary adjustment for Mr. Hall to increase his annual cash salary from $730,000 to $800,000, effective as of January 1, 2010, to reflect increased responsibilities due to his recent promotion.

Amendment of the Management Incentive Plan

The Compensation Committee also amended the Regions Financial Corporation Management Incentive Plan to clarify that all awards made under the plan are subject to applicable TARP provisions and other applicable law, including any applicable claw-back provisions. In addition, the amendment clarifies that awards for members of the Executive Council can be based entirely on corporate performance goals, as opposed to individual goals or a combination of individual and corporate goals. A copy of the amended and restated Management Incentive Plan is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Form of 2009-2010 Annual Salary Stock Unit Award Agreement

Exhibit 10.2	Regions Financial Corporation Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ JOHN D. BUCHANAN
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: December 11, 2009